PROPRIETARY AND CONFIDENTIAL

27 March 2017

PRIVATE & CONFIDENTIAL

Alex Gourlay
108 Wilmot Road
Deerfield, IL 60015

Dear Alex,
Extension to your Assignment to Walgreen Co.
This letter is to confirm the extension of your secondment to Walgreen Co. under the secondment letter agreement dated 26 September 2013 between you and Walgreens Boots Alliance Services Limited (formerly Alliance Boots Management Services Ltd.), as previously extended per letter agreement dated 27 January 2016 (collectively, the “Agreement”). This extension is for an additional 12 months, with an end date of 31 July 2017, and subject to the following modifications to the Agreement:

1.	Paragraph 1 of the Agreement is amended to reflect your current title, Co-Chief Operating Officer of Walgreens Boots Alliance, Inc. (“WBA”), reporting directly to the Chief Executive Officer of WBA.

2.	Paragraph 6(a) of the Agreement is amended to reflect your current annual rate of salary, £704,330.

All other assignment terms and conditions remain unchanged, as detailed in the Agreement.

Please sign below to confirm that you have read, understand and agree to this extension of the Agreement.

Yours sincerely,

/s/ Kathleen Wilson-Thompson

Kathleen Wilson-Thompson,
Executive Vice President - Global Chief Human Resources Officer, WBA
Signed on behalf of Walgreens Boots Alliance Services Limited

PROPRIETARY AND CONFIDENTIAL

I confirm that I have read, understand and agree to be bound by the contents of this extension letter.

Alex Gourlay

/s/ Alex Gourlay
……………………………………………
Signed

…3/29/17…………………………………………………
Date signed